AMENDMENT TO PARTICIPATION AGREEMENT

                                     AMONG

                               ING PARTNERS, INC.

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                      AND

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

     This Amendment is dated as of the 1st day of May, 2003 by and between lNG Partners, Inc. (the "Fund"), lNG Life Insurance and Annuity Company (the "Adviser"), and Golden American Life Insurance Company (the "Company") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Participation Agreement on July 13, 2001 (the "Agreement") and subsequently amended September 1,2001;

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. To add lNG Financial Advisers, LLC (the "Distributor") as a party to said Agreement.

     2. By replacing the existing Schedule B with the Schedule B attached hereto.

     3. All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.



ING PARTNERS, INC.                        ING LIFE INSURANCE AND ANNUITY COMPANY

By: /s/ Laurie M. Tillinghast              By: /s/ Laurie M. Tillinghast
   --------------------------                 --------------------------
Name: Laurie M. Tillinghast                Name: Laurie M. Tillinghast
      ---------------------                      ---------------------
Title: President                           Title: President
       ---------                                  ---------


ING FINANCIAL ADVISERS, LLC               GOLDEN AMERICAN LIFE INSURANCE COMPANY

By: /s/ Christina Lareau                  By: /s/ David L. Jacobson
   ---------------------                     ----------------------
Name: Christina Lareau                    Name: David L. Jacobson
      ----------------                          -----------------
Title: Vice President                     Title: Vice President
       --------------                            --------------


E:IING PARTNERS, INC\PARTICIPATION AGREEMENT\SIGALIC Second Amendment to PA eff 5-1-03.doc

                                   SCHEDULE B

                               ING PARTNERS, INC.
                              DESIGNATED PORTFOLIOS

ING Alger Growth Portfolio - Initial, Adviser and Service Class
ING Alger Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Alger Capital Appreciation Portfolio - Initial, Adviser and Service Class ING American Century Small Cap Value Portfolio - Initial, Adviser and
 Service Class
ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
ING DSI Enhanced Index Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs Capital Growth Portfolio* - Initial, Adviser and Service Class ING Goldman Sachs Core Equity Portfolio* - Initial, Adviser and Service Class ING JPMorgan Fleming International Portfolio -Initial, Adviser and Service Class ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class
ING MFS Global Growth Portfolio - Initial, Adviser and Service Class
ING MFS Research Equity Portfolio - Initial, Adviser and Service Class
ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service
 Class
ING Salomon Brothers Investors Value Portfolio - Initial, Adviser and Service
 Class
ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and Service
 Class
ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class ING UBS Tactical Asset Allocation Portfolio - Initial, Adviser and Service Class ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class






--------
*Goldman Sachs is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.








                                       2